UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2018

HK eBus Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52788	26-2113613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Blvd., Suite 888 Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 683-7330

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2018, Dianwen Ju, President and Chief Executive Officer, Xiao Chen, Chief Financial Officer, and Guofeng Xu, Secretary, notified HK eBus Corporation (the “Company”) of their intention to resign, effective August 1, 2018.

Effective August 1, 2018, Jimmy Wang was appointed to serve as Chief Executive Officer and Chief Financial Officer of the Company.

Jimmy Wang, 51, has served as our Treasurer since April 25, 2011. He is the Chief Financial Officer of American Compass, Inc., where he has served, initially as Chief Accounting Officer, since 2003. Prior to joining American Compass, Inc., he served as an accounting manager for Planned Parenthood of the Greater Miami Valley from 2000 to 2003. He has served as a Director for Nevada Gold Holdings, Inc. since January 25, 2011. He holds a B.S. in Accounting & Information Systems and a B.S. in Economics from the City University of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HK EBUS CORPORATION

Date: August 1, 2018	By:	/s/ Jimmy Wang
Name: Jimmy Wang Title: Chief Financial Officer